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                                                                    Exhibit 3.13
                            CERTIFICATE OF FORMATION
                                       OF
                      GOLFSMITH CANADA ACQUISITION, L.L.C.

         I, the undersigned natural person of the age of eighteen years or more, acting as an authorized person of a limited liability company under the Delaware Limited Liability Company Act, do hereby submit the following Certificate of Formation for such limited liability company:

                                   ARTICLE I

         The name of the limited liability company is Golfsmith Canada Acquisition, L.L.C.

                                   ARTICLE II

         The address of the limited liability company's initial registered agent in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The name of its initial registered agent at such address is Corporation Service Company.

                                  ARTICLE III

         Carl F. Paul shall serve as the initial manager of the limited liability company.

         IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of May, 1998.

                                      /s/ H. Lewis McReynolds
                                      ------------------------------------------
                                      H. Lewis McReynolds, Authorized Person
                                      600 Travis, Suite 3400
                                      Houston, TX 77002
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                             CERTIFICATE OF MERGER

                                       OF

                             GOLFSMITH CANADA, INC.

                                      INTO

                      GOLFSMITH CANADA ACQUISITION, L.L.C.

         The undersigned limited liability company, organized and existing under and by virtue of Section 18-201 of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

                                   ARTICLE I

         That the name and state of domicile of each of the constituent limited liability companies and other business entities of the merger is as follows:

                                                                    STATE OF
              NAME                                                ORGANIZATION
              ----                                                ------------
         Golfsmith Canada, Inc., a Delaware corporation           Delaware
         Golfsmith Canada Acquisition, L.L.C.                     Delaware

                                   ARTICLE II

         That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with subsection (c) of section 18-209(c) of the Limited Liability Company Act of the State of Delaware.


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                                  ARTICLE III

     That the name of the surviving limited liability company of the merger is Golfsmith Canada Acquisition, L.L.C. (a Delaware limited liability company), whose name is changed to Golfsmith Canada, L.L.C.

                                   ARTICLE IV

     That the merger shall be effective at 12:01 A.M., August 2, 1998.

                                   ARTICLE V

     That the executed plan and agreement of merger is on file at the principal place of business of the surviving limited liability company. The address of said principal place of business is 11000 N. I-H 35, Austin, Texas 78753.

                                   ARTICLE VI

     That a copy of the agreement of merger will be furnished on request and without cost to any partner of any constituent limited liability company or corporation.
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                                  ARTICLE VII

     Any process described in Article VII above may be mailed to the liability company at the following address:

                                 1100 N. I-H 35
                              Austin, Texas 78753

     IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of July, 1998.



                                        /s/ Carl F. Paul
                                        ------------------------------------
                                        Carl F. Paul
                                        Manager